Filed pursuant to Rule 424(b)(5)
Registration Nos. 333-214738 and 333-225893

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectuses are each part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectuses are not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 23, 2018.

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated December 30, 2016 and Prospectus dated July 11, 2018)

4,431,147 Shares

Beasley Broadcast Group, Inc.

Class A Common Stock

We are offering 1,305,000 shares of our Class A common stock, and the selling stockholders identified in this prospectus supplement are offering 3,126,147 shares of our Class A common stock. We will not receive any proceeds from the sale of any shares by the selling stockholders. Our Class A common stock is listed on the Nasdaq Global Market under the symbol “BBGI.” On July 20, 2018, the last reported sale price of our Class A common stock on the Nasdaq Global Market was $10.60 per share.

Investing in our Class A common stock involves risks. See the “Risk Factors” on page S-12 of this prospectus supplement concerning factors you should consider before investing in our Class A common stock and the similar section contained in the accompanying prospectuses and in the documents we incorporate by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
Proceeds, before expenses, to the selling stockholders	$	$

(1)	See “Underwriting” beginning on page S-25 of this prospectus supplement for additional information regarding underwriting compensation

We and the selling stockholders have granted the underwriters an option to purchase up to an additional 663,922 shares of Class A common stock at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

The underwriters expect to deliver the shares to purchasers on or about                     , 2018.

Sole Book-Running Manager

Guggenheim Securities

Lead Manager

Stephens Inc.

The date of this prospectus supplement is                     , 2018.

Prospectus Supplement

Prospectus dated July 11, 2018

Prospectus dated December 30, 2016

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of three parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectuses and the documents incorporated by reference herein. The second and third parts are the accompanying prospectuses, which describe more general information, some of which may not apply to this offering. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectuses combined. You should carefully read both this prospectus supplement and the accompanying prospectuses, together with the documents incorporated by reference herein and therein, before you invest. If information in this prospectus supplement is inconsistent with the information in the accompanying prospectuses, then the information in this prospectus supplement will apply and will supersede the information in the accompanying prospectuses and documents incorporated by reference therein.

This prospectus supplement and (i) the accompanying prospectus dated July 11, 2018 is part of the Registration Statement (Registration No. 333-225893) that we filed with the Securities and Exchange Commission (“SEC”) on June 26, 2018, and (ii) the accompanying prospectus dated December 30, 2016 are part of the Registration Statement (Registration No. 333-214738) that we filed with the SEC on November 21, 2016 and amended on December 28, 2016, each using a “shelf” registration process. This prospectus supplement relates to the offering of shares of our Class A common stock by us and the selling stockholders.

Neither we, the selling stockholders nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectuses or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We, the selling stockholders and the underwriters are only offering to sell, and only seeking offers to buy, shares of our Class A common stock in jurisdictions where the offers and sales are permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectuses is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, regardless of the time of delivery of this prospectus supplement and the accompanying prospectuses or of any sale of our Class A common stock by us, the selling stockholders or the underwriters. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectuses incorporate by reference, and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the accompanying prospectuses or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectuses and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectuses. Accordingly, investors should not place undue reliance on this information.

When we refer to “Beasley,” “we,” “our,” “us” and “the Company” in this prospectus, we mean Beasley Broadcast Group, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential purchasers of our Class A common stock in this offering.

S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectuses and the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectuses contain certain “forward-looking statements” about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future, not past, events. All statements other than statements of historical fact included in this document are forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, contain words such as: “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “plans,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. Factors that could cause actual results or events to differ materially from these forward-looking statements include, but are not limited to, those discussed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as the following additional factors:

•	external economic forces that could have a material adverse impact on the Company’s advertising revenues and results of operations;

•	the ability of the Company’s radio stations to compete effectively in their respective markets for advertising revenues;

•	the ability of the Company to respond to changes in technology, standards and services that affect the radio industry;

•	audience acceptance of the Company’s content, particularly its radio programs;

•	the Company’s substantial debt levels and the potential effect of restrictive debt covenants on the Company’s operational flexibility and ability to pay dividends;

•	the Company’s dependence on federally issued licenses subject to extensive federal regulation;

•	the risk that the Company’s Federal Communications Commission (“FCC”) broadcasting licenses and/or goodwill could become impaired;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that the Company depends upon to distribute its programming;

•	disruptions or security breaches of the Company’s information technology infrastructure;

•	actions by the FCC or new legislation affecting the radio industry;

•	the loss of key personnel;

•	the fact that the Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company;

•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations; and

S-ii

•	other economic, business, competitive, and regulatory factors affecting the businesses of the Company, including those set forth in the Company’s filings with the SEC.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Additional risk factors that we may disclose in documents that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectuses prior to the completion of this offering could also cause actual results to differ materially from our expectations. We do not intend, and undertake no obligation, to update any forward-looking statement.

S-iii

USE OF NON-GAAP FINANCIAL MEASURES

To supplement our financial information presented in accordance with GAAP, we use the following non-GAAP financial measures to clarify and enhance an understanding of the historical results of our entire business: pro forma net revenue, station operating income, pro forma station operating income, EBITDA, Adjusted EBITDA, Credit Agreement Adjusted EBITDA and free cash flow (collectively, the “Non-GAAP Financial Measures”). We believe that the presentation of these Non-GAAP Financial Measures enhances an investor’s understanding of our financial performance. We further believe that these Non-GAAP Financial Measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business or adjusting for the effect of acquisitions or dispositions. We use these Non-GAAP Financial Measures for business planning purposes and in measuring our performance relative to that of our competitors. We believe these Non-GAAP Financial Measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of such Non-GAAP Financial Measures may vary from that of others in our industry. These Non-GAAP Financial Measures should not be considered as alternatives to net revenue, operating income (loss), net income (loss), earnings per share, net cash provided by operating activities or any other performance measures derived in accordance with GAAP.

EBITDA consists of net income (loss) attributable to us before interest expense, income tax expense (benefit) and depreciation and amortization. Adjusted EBITDA consists of EBITDA adjusted for non-operating income or expense and the impact of certain non-cash, nonrecurring or other items that are included in net income and EBITDA that we do not consider indicative of our ongoing operating performance. Credit Agreement Adjusted EBITDA consists of Adjusted EBITDA adjusted for the impact of additional items permitted under the definition of “Consolidated EBITDA” in the credit agreement governing the Company’s credit facilities. We believe that making such adjustments provides investors meaningful information to understand our operating results and analyze financial and business trends on a period-to-period basis.

EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA (i) do not reflect the significant interest expense on our debt, (ii) exclude impairments and adjustments for step-up amortization, and (iii) do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our GAAP results and using EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA only supplementally.

In calculating EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA, we add back certain non-cash, nonrecurring and other items and make certain adjustments that are based on assumptions and estimates. In addition, in evaluating EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

S-iv

We define station operating income (“SOI”) as net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses. SOI is a measure widely used in the radio broadcast industry.

The Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies. However, our management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (operate radio stations) and assists investors in comparing our operating performance with that of other radio companies.

We define free cash flow (”FCF”) as SOI less corporate general and administrative expenses, interest expense, current income tax expense and capital expenditures. We add back stock-based compensation expense incurred at the radio stations, amortization of loan fees, and interest income.

The Company recognizes that because FCF is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies. However, management believes that FCF provides meaningful information to investors because it is a measure of the amount of cash that is available to the Company after required investments in working capital and property and equipment and assists investors in comparing our operating performance with that of other radio companies.

Pro forma net revenue and pro forma SOI assume that any acquisitions and dispositions completed during the reporting period had occurred on the first day of the reporting period. Therefore, we add net revenue and SOI generated by acquired radio stations to actual net revenue and actual SOI as if those stations had been acquired on the first day of the reporting period, and we deduct net revenue and SOI generated by sold radio stations as if they had been sold on the first day of the reporting period. Pro forma net revenue is disclosure required by GAAP in notes to financial statements for any significant business combination and is considered by the SEC to provide meaningful information to investors. Pro forma revenue and pro forma SOI provide management with relevant information in the current reporting period that can be used for projections and more meaningful comparisons with actual net revenue and actual SOI in future reporting periods.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere in this prospectus supplement or the prospectuses or in the documents incorporated herein or therein. This summary does not contain all of the information that you should consider in your evaluation of an investment in our Class A common stock. You should read carefully this entire prospectus supplement, the accompanying prospectuses and the documents incorporated by reference, including the information set forth under “Risk Factors,” before making an investment decision.

Our Company

We are a radio broadcasting company whose primary business is operating radio stations throughout the United States. We own and operate 63 radio stations in the following radio markets: Atlanta, GA, Augusta, GA, Boston, MA, Charlotte, NC, Detroit, MI, Fayetteville, NC, Fort Myers-Naples, FL, Las Vegas, NV, Middlesex, NJ, Monmouth, NJ, Morristown, NJ, Philadelphia, PA, Tampa-Saint Petersburg, FL, West Palm Beach-Boca Raton, FL, and Wilmington, DE.

We seek to secure and maintain a leadership position in the markets we serve by developing market-leading clusters of radio stations in each of our markets. We operate our radio stations in clusters to capture a variety of demographic listener groups, which we believe enhances our radio stations’ appeal to a wide range of advertisers. In addition, we have been able to achieve operating efficiencies by consolidating office and studio space where possible to minimize duplicative management positions and reduce overhead expenses. Current FCC rules and regulations do not permit us to add any more radio stations to our existing cluster in the Augusta, GA radio market.

On November 1, 2016 we completed the acquisition of Greater Media, Inc. (“Greater Media”), pursuant to the merger agreement, dated as of July 19, 2016 by and among the Company, Greater Media, Beasley Media Group 2, Inc., an indirect wholly-owned subsidiary of the Company (“Merger Sub”), and Peter A. Bordes, Jr., as the Stockholders’ Representative (the “Merger Agreement”). On the closing date, Merger Sub was merged with and into Greater Media, with Greater Media surviving the merger as an indirect wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company added 21 radio stations in the Boston, MA, Detroit, MI, Charlotte, NC (later divested), Middlesex, NJ, Monmouth, NJ, Morristown, NJ and Philadelphia, PA markets.

Recent Developments

WXTU-FM Acquisition

We have entered into a definitive agreement to acquire WXTU-FM in Philadelphia, Pennsylvania from Entercom Communications Corp. for $38.0 million in cash. Excluding one-time transaction costs, the acquisition of WXTU-FM is expected to be immediately accretive to our free cash flow without materially altering our net leverage after accounting for the acquisition and this offering. We intend to fund the acquisition through borrowings under our revolving credit facility and cash generated from operations.

The acquisition of WXTU-FM highlights our focus on premium local programming and content and is complementary to our six other radio stations and digital operations in the Philadelphia market, the ninth largest radio market in the country.

For the twelve months ended March 31, 2018, WXTU-FM generated approximately $10.2 million of net revenue and approximately $4.5 million of station operating income. After giving effect to anticipated synergies resulting from the acquisition, we believe that WXTU-FM would have contributed approximately $5.5 million of incremental station operating income to the Company over the same period on a pro forma basis.

Second Quarter Cash Dividend

On May 31, 2018, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.05 per share of its Class A and Class B common stock. The dividend was paid on July 6, 2018 to shareholders of record on June 29, 2018. See “Dividend Policy” for more information.

Preliminary Estimated Financial Results for the Three and Six Months Ended June 30, 2018

Our financial results for the three and six months ended June 30, 2018 are not yet complete and will not be available until after the completion of this offering. Accordingly, our estimated results below are forward-looking statements based solely on information available to us as of the date of this prospectus supplement, and we undertake no obligation to update this information, except as may be required by law. Actual results remain subject to the completion of management’s and our audit committee’s reviews and our other financial closing procedures, as well as the completion of the preparation of our unaudited consolidated financial data for the three and six months ended June 30, 2018. During the course of that process, we may identify items that would require us to make adjustments, which may be material, to the information presented below. Accordingly, you should not place undue reliance on this preliminary data.

The preliminary financial data included in this prospectus supplement has been prepared by and is the responsibility of our management. Our independent registered public accounting firm, Crowe LLP, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial results. Accordingly, Crowe LLP does not express an opinion or any other form of assurance with respect thereto. As a result, we have provided ranges, rather than specific amounts, for the estimated financial results below. Our actual results may vary materially from the estimated preliminary results included herein. Please refer to “Cautionary Note Regarding Forward-Looking Statements.”

These preliminary results should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, which are incorporated by reference in this prospectus supplement. For additional information, please see “Risk Factors”. The information presented herein should not be considered a substitute for the financial information to be filed with the SEC in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 once it becomes available.

•

We estimate that for the three months ended June 30, 2018, net revenue will be between $61.0 million and $61.65 million, representing either no change or an increase of up to 1.0% compared to net revenue of $61.0 million for the three months ended June 30, 2017.

•

We estimate that for the six months ended June 30, 2018, net revenue will be between $116.0 million and $116.8 million, representing an increase of 1.1% to 1.8% compared to net revenue of $114.8 million for the six months ended June 30, 2017.

	Three Months Ended June 30,
	2018		2017
	Low	High
	(estimated)		(actual)
Net revenue	$61,000,000	$61,650,000	$61,013,414

	Six Months Ended June 30,
	2018		2017
	Low	High
	(estimated)		(actual)
Net revenue	$116,000,000	$116,800,000	$114,753,965

Corporate Information

We filed our certificate of incorporation with the Secretary of State of Delaware on November 12, 1999.

Our principal executive offices are located at 3033 Riviera Drive, Suite 200, Naples, Florida 34103, and our telephone number is (239) 263-5000. Our Internet address is www.bbgi.com. The information on our Internet website, however, is not, and should not be deemed to be, a part of this prospectus supplement. Our website address is included as an inactive textual reference only.

THE OFFERING

Issuer	Beasley Broadcast Group, Inc.

Class A common stock offered by us	1,305,000 shares (1,500,000 shares if the underwriters exercise in full their option to purchase additional shares)

Class A common stock offered by the selling stockholders	3,126,147 shares (3,595,069 shares if the underwriters exercise in full their option to purchase additional shares)

Shares of common stock outstanding following this offering	12,149,488 shares of Class A common stock (12,344,488 shares of Class A common stock if the underwriters exercise in full their option to purchase additional shares)

16,662,743 shares of Class B common stock

28,812,231 shares of common stock (29,007,231 shares of common stock if the underwriters exercise in full their option to purchase additional shares of Class A common stock)

Use of proceeds	Our net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $ million, or $ million if the underwriters exercise in full their option to purchase additional shares from us. We intend to use the net proceeds we receive from this offering for general corporate purposes, which may include, among other things, working capital, capital expenditures, debt repayment or refinancing or the financing of possible future acquisitions. See “Use of Proceeds” for more information.

We will not receive any proceeds from the sale of any shares of our Class A common stock by the selling stockholders.

Dividend policy	We intend to continue to pay quarterly cash dividends on our Class A and Class B common stock. See “Dividend Policy” for more information.

Voting rights	Holders of our Class A common stock and Class B common stock generally vote together as a single class on all matters submitted to a vote of stockholders. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to 10 votes. Holders of our Class A common stock, voting as a single class, are entitled to elect two directors to our board of directors. Immediately following this offering, the Class B common stock will represent approximately 93.2% of the combined voting power of our common stock (approximately 93.1% if the underwriters exercise in full their option to purchase additional shares). As of July 9, 2018, George G. Beasley, our Chairman, and members of his immediate family own all of the outstanding shares of our Class B common stock.

Conversion and transferability of Class B common stock	Shares of Class B common stock are convertible at the option of the holder at any time into shares of Class A common stock on a one-for-one basis. Shares of Class B common stock convert automatically into shares of Class A common stock upon sale or transfer to persons or entities not related to or affiliated with George G. Beasley or members of his immediate family.

Risk factors	Investing in our Class A common stock involves risks. For a discussion of factors you should consider before investing in our Class A common stock, see “Risk Factors” beginning on page S-11 of this prospectus supplement and other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectuses, including the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017.

NASDAQ Global Market symbol	“BBGI”

Except as otherwise indicated, the number of shares of our Class A common stock and Class B common stock to be outstanding immediately after this offering is based on 10,844,488 shares of Class A common stock and 16,662,743 shares of Class B Common stock outstanding as of July 9, 2018. The number of outstanding shares of our Class A common stock includes 3,126,147 shares of Class A common stock to be sold by the selling stockholders (3,595,069 shares if the underwriters exercise in full their option to purchase additional shares), and excludes:

•	156,786 shares of Class A common stock issuable upon the vesting and settlement of outstanding restricted stock and restricted stock units under our 2007 Equity Incentive Award Plan;

•	4,812,652 shares of Class A common stock reserved for issuance under our 2007 Equity Incentive Award Plan; and

•	4,377,227 shares of Class A common stock recorded as treasury stock.

Except as otherwise indicated, this prospectus supplement reflects and assumes no exercise by the underwriters of their option to purchase additional shares of our Class A common stock.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth summary historical consolidated financial data for the periods and dates indicated.

The summary historical consolidated financial data as of and for the year ended December 31, 2015 are derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, which is not incorporated by reference in this prospectus supplement. The summary historical consolidated financial data as of and for the years ended December 31, 2016 and December 31, 2017 are derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this prospectus supplement. The summary historical interim consolidated financial data as of and for the three months ended March 31, 2017 and March 31, 2018 are derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which is incorporated by reference in this prospectus supplement.

You should read the summary history consolidated financial data below together with the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are incorporated by reference in this prospectus supplement.

	Year Ended December 31,			Three Months Ended March 31,
	2015	2016	2017	2017	2018
Statements of Comprehensive Income
Net revenue	$105,946,670	$136,665,344	$232,179,463	$53,740,551	$55,153,627

Operating expenses:
Station operating expenses(1)	75,609,147	96,705,989	174,822,164	43,949,594	45,512,847
Corporate general and administrative expenses(2)	8,983,860	10,303,503	15,832,406	3,230,097	3,282,473
Transaction expenses	349,917	6,381,198	963,979	450,833	—
Other operating expenses	—	—	968,603	328,247	—
Depreciation and amortization	3,834,992	6,232,572	6,133,812	1,502,837	1,546,734
Change in fair value of contingent consideration(3)	—	(1,266,394)	(10,053,754)	(7,533,292)	4,415,925
Gain (loss) on dispositions, net	3,520,933	—	(3,707,993)	269,456	—
Gain on exchange	—	—	(11,803,585)	—	—
Termination of postretirement benefits plan	—	—	(1,812,448)	—	—
Gain on merger	—	(44,281,066)	—	—	—

Total operating expenses	92,298,849	74,075,802	171,343,184	42,197,772	54,757,979

Operating income	13,647,821	62,589,542	60,836,279	11,542,779	395,648
Non-operating income (expense):
Interest expense	(3,967,794)	(6,597,738)	(18,430,072)	(4,827,339)	(3,625,240)
Loss on modification of long-term debt	(558,856)	(769,819)	(3,954,035)	—	—
Other income (expense), net	881,938	564,230	450,707	356,198	448,901

Income (loss) before income taxes	10,003,109	55,786,215	38,902,879	7,071,638	(2,780,691)
Income tax expense (benefit)	3,640,787	8,297,802	(48,228,290)	(414,858)	380,501

Net income (loss)	6,362,322	47,488,413	87,131,169	7,486,496	(3,161,192)
Other comprehensive income
Unrealized losses on securities(4)	53,226	(39,983)	(31,521)	(14,174)	—
Unrecognized actuarial gains (losses) on postretirement plans(5)	—	(756,998)	1,177,917	—	(731,265)

Comprehensive income	$6,415,548	$46,691,432	$88,277,565	$7,472,322	$(3,892,457)

Net income per Class A and Class B common share:
Basic	$0.28	$2.00	$3.15	$0.27	$(0.11)
Diluted	$0.28	$1.98	$3.14	$0.27	$(0.11)

	Year Ended December 31,			Three Months Ended March 31,
	2015	2016	2017	2017	2018
Dividends declared per common share	$0.18	$0.18	$0.18	$0.045	$0.05
Weighted average shares outstanding:
Basic	22,911,727	23,787,485	27,696,790	27,663,114	27,717,394
Diluted	23,025,720	23,950,958	27,792,702	27,766,662	27,717,394

	As of December 31,			As of March 31,
	2015	2016	2017	2017	2018
Balance sheet data
Cash and cash equivalents	$14,318,494	$20,325,415	$13,922,390	$18,870,720	$13,169,964
Total assets	311,401,895	661,670,048	654,718,781	638,160,569	636,202,501
Total liabilities	177,864,820	459,178,425	368,552,581	429,740,423	368,218,356
Total stockholders’ equity	133,537,075	202,491,623	286,166,200	208,420,146	267,984,145

	Year Ended December 31,			Three Months Ended March 31,
	2015	2016	2017	2017	2018
Cash flows data:
Net cash provided by (used in):
Operating activities	$14,371,755	$17,151,100	$28,021,057	$6,146,698	$4,800,998
Investing activities	55,471	(89,619,502)	17,523,283	22,150,413	(1,225,996)
Financing activities	(14,368,173)	78,475,323	(51,947,365)	(29,751,806)	(4,327,428)

Other financial data (unaudited):
Pro forma net revenue(6)	$105,949,818	$259,680,532	$250,610,142	$57,097,999	$55,227,234
Station operating income(7)	$30,337,523	$39,959,355	$57,357,299	$9,790,957	$9,640,780
Pro forma station operating income(7)	$30,199,564	$59,061,955	$61,073,690	$10,608,542	$9,614,392
Credit Agreement Adjusted EBITDA(8)	$23,707,124	$62,639,470	$52,111,654	$8,829,678	$6,660,469
Free cash flow(9)	$14,920,243	$20,575,879	$22,635,498	$1,486,010	$2,673,905

(1)	Includes stock-based compensation of $110,781 for the year ended December 31, 2015, $112,327 for the year ended December 31, 2016, $54,163 for the year ended December 31, 2017, $79,047 for the three months ended March 31, 2017 and $152,418 for the three months ended March 31, 2018, and excluding depreciation and amortization shown separately.
(2)	Includes stock-based compensation of $1,002,110 for the year ended December 31, 2015, $697,044 for the year ended December 31, 2016, $1,690,971 for the year ended December 31, 2017, $118,692 for the three months ended March 31, 2017 and $465,354 for the three months ended March 31, 2018.
(3)	The $11.9 million increase in the fair value of contingent consideration during the three months ended March 31, 2018 as compared to the three months ended March 31, 2017 is primarily due to changes in our stock price affecting the value of shares of our Class A common stock (i) forfeited to the Company in settlement of the working capital adjustment in connection with the acquisition of Greater Media and (ii) returned to us by the former stockholders of Greater Media based on certain proceeds from the sale of Greater Media’s tower assets.
(4)	Net of income tax expense of $32,494 for the year ended December 31, 2015, $23,214 for the year ended December 31, 2016, $21,527 for the year ended December 31, 2017 and $9,200 for the three months ended March 31, 2017.
(5)	Net of income tax benefit of $491,248 for the year ended December 31, 2016, income tax expense of $641,789 for the year ended December 31, 2017 and income tax benefit of $261,358 for the three months ended March 31, 2018.
(6)	The following table reconciles net revenue to pro forma net revenue. See “Use of Non-GAAP Financial Measures” for more information.

	Year Ended December 31,			Three Months Ended March 31,
	2015	2016	2017	2017	2018
Net revenue	$105,946,670	$136,636,803	$232,179,463	$53,740,551	$55,153,627
Acquired stations(a)	—	150,102,278	35,863,012	8,407,463	—
Sold stations(b)	3,148	(27,058,549)	(17,432,333)	(5,050,015)	73,607

Pro forma net revenue	$105,949,818	$259,680,532	$250,610,142	$57,097,999	$55,227,234

(a)	For the year ended December 31, 2016, reflects net revenue from (i) the radio stations acquired from Greater Media in Boston, Detroit, New Jersey and Philadelphia radio markets from January 1, 2016 through the acquisition date (November 1, 2016) and (ii) net revenue from WBZ-FM in Boston (which was acquired on December 19, 2017) from January 1, 2016 to December 31, 2016. For the year ended December 31, 2017, reflects net revenue from WBZ-FM in Boston from January 1, 2017 through the acquisition date (December 19, 2017). For the three months ended March 31, 2017, reflects net revenue from WBZ-FM in Boston (which was acquired on December 19, 2017) from January 1, 2017 through March 31, 2017.
(b)	For the year ended December 31, 2015, reflects net revenue from radio stations in the Miami radio market and the Philadelphia radio market (which were both sold in December of 2014). For the year ended December 31, 2016, reflects net revenue from (i) WFNZ-AM in Charlotte (which was sold on January 6, 2017) from January 1, 2016 through December 31, 2016, (ii) radio stations in the New Bern radio market (which were sold on May 1, 2017) from January 1, 2016 through December 31, 2016 and (iii) WMJX-FM in Boston (which was sold on December 19, 2017) from January 1, 2016 through December 31, 2016. For the year ended December 31, 2017, reflects net revenue from (i) WFNZ-AM in Charlotte from January 1, 2017 through the disposition date (January 6, 2017), (ii) radio stations in the New Bern radio market from January 1, 2017 through the disposition date (May 1, 2017) and (iii) WMJX-FM in Boston from January 1, 2017 through the disposition date (December 19, 2017). For the three months ended March 31, 2017, reflects net revenue from (i) WFNZ-AM in Charlotte from January 1, 2017 through the disposition date (January 6, 2017), (ii) radio stations in the New Bern radio market (which were sold on May 1, 2017) from January 1, 2017 through March 31, 2017 and (iii) WMJX-FM in Boston (which was sold on December 19, 2017) from January 1, 2017 through March 31, 2017. For the three months ended March 31, 2018, reflects net revenue from (i) radio stations in the New Bern radio market (which were sold on May 1, 2017) from January 1, 2018 through March 31, 2018 and (ii) WMJX-FM in Boston (which was sold on December 19, 2017) from January 1, 2018 through March 31, 2018.

(7)	The following table reconciles net income to SOI and pro forma SOI. See “Use of Non-GAAP Financial Measures” for more information.

	Year Ended December 31,			Three Months Ended March 31,
	2015	2016	2017	2017	2018
Net income (loss)	$6,362,322	$47,488,413	$87,131,169	$7,486,496	$(3,161,192)
Depreciation and amortization	3,834,992	6,232,572	6,133,812	1,502,837	1,546,734
Interest expense	3,967,794	6,597,738	18,430,072	4,827,339	3,625,240
Income tax expense (benefit)	3,640,787	8,297,802	(48,228,290)	(414,858)	380,501

EBITDA	$17,805,895	$68,616,525	$63,466,763	$13,401,814	$2,391,283

Transaction expenses	349,917	6,381,198	963,979	450,833	—
Other operating expenses	—	—	968,603	328,247	—
Change in fair value of contingent consideration	—	(1,266,394)	(10,053,754)	(7,533,292)	4,415,925
Gain on dispositions	—	—	(3,707,993)	—	—
Gain on exchange	—	—	(11,803,585)	269,456	—
Termination of postretirement benefits plan	—	—	(1,812,448)	—	—
Gain on merger	—	(44,281,066)	—	—	—
Impairment loss	3,520,933	—	—	—	—
Loss on modification of long-term debt	558,856	769,819	3,954,035	—	—
Other income (expense), net	881,938	564,230	450,707	356,198	448,901

Adjusted EBITDA	$21,353,663	$29,655,852	$41,524,893	$6,560,860	$6,358,307

Corporate general and administrative expenses	8,983,860	10,303,503	15,832,406	3,230,097	3,282,473

SOI	$30,337,523	$39,959,355	$57,357,299	$9,790,957	$9,640,780

Pro forma net revenue for acquisitions and dispositions(a)	(3,148)	123,043,730	18,430,679	3,357,448	73,607
Pro forma station operating expenses for acquisitions and dispositions(b)	(134,811)	(103,941,130)	(14,714,288)	(2,539,863)	(99,995)

Pro forma SOI	$30,199,564	$59,061,955	$61,073,690	$10,608,542	$9,614,392

(a)

For the year ended December 31, 2015, reflects net revenue from radio stations in the Miami radio market and the Philadelphia radio market (which were both sold in December of 2014). For the year ended December 31, 2016, reflects (a) the addition of net revenue from (i) the radio stations acquired from Greater Media in Boston, Detroit, New Jersey and Philadelphia radio markets on November 1, 2016 and (ii) net revenue from WBZ-FM in Boston (which was acquired on December 19, 2017), less (b) net revenue from (i) WFNZ-AM in Charlotte (which was sold on January 6, 2017), (ii) radio stations in the New Bern radio market (which were sold on May 1, 2017) and (iii) WMJX-FM in Boston (which was sold on December 19, 2017). Net revenue was included for acquisitions or excluded for dispositions from January 1, 2016 through the acquisition or disposition date in 2016, or through December 31, 2016 if the acquisition or disposition occurred in 2017.

For the year ended December 31, 2017, reflects net revenue from WBZ-FM in Boston (which was acquired on December 19, 2017), less net revenue from (i) WFNZ-AM in Charlotte (which was sold on January 6, 2017), (ii) radio stations in the New Bern radio market (which were sold on May 1, 2017) and (iii) WMJX-FM in Boston (which was sold on December 19, 2017). Net revenue was included for acquisitions or excluded for dispositions from January 1, 2017 through the acquisition or disposition date in 2017.

For the three months ended March 31, 2017, reflects net revenue from WBZ-FM in Boston (which was acquired on December 19, 2017), less net revenue from (i) WFNZ-AM in Charlotte (which was sold on January 6, 2017), (ii) radio stations in the New Bern radio market (which were sold on May 1, 2017) and (iii) WMJX-FM in Boston (which was sold on December 19, 2017). Net revenue was included for acquisitions or excluded for dispositions from January 1, 2017 through the acquisition or disposition date during the three months ended March 31, 2017, or through March 31, 2017 if the acquisition or disposition occurred later in 2017.

For the three months ended March 31, 2018, reflects net revenue adjustments from (i) radio stations in the New Bern radio market (which were sold on May 1, 2017) from January 1, 2018 through March 31, 2018 and (ii) WMJX-FM in Boston (which was sold on December 19, 2017) from January 1, 2018 through March 31, 2018.

(b)

For the year ended December 31, 2015, reflects station operating expenses from radio stations in the Miami radio market and the Philadelphia radio market (which were sold in December of 2014). For the year ended December 31, 2016, reflects (a) the addition of station operating expenses from (i) the radio stations acquired from Greater Media in Boston, Detroit, New Jersey and Philadelphia radio markets on November 1, 2016 and (ii) WBZ-FM in Boston (which was acquired on December 19, 2017), less (b) station operating expenses from (i) WFNZ-AM in Charlotte (which was sold on January 6, 2017), (ii) radio stations in the New Bern radio market (which were sold on May 1, 2017) and (iii) WMJX-FM in Boston (which was sold on December 19, 2017). Station operating expenses were included for acquisitions or excluded for dispositions from January 1, 2016 through the acquisition or disposition date in 2016, or through December 31, 2016 if the acquisition or disposition occurred in 2017.

For the year ended December 31, 2017, reflects station operating expenses from WBZ-FM in Boston (which was acquired on December 19, 2017), less station operating expenses from (i) WFNZ-AM in Charlotte (which was sold on January 6, 2017), (ii) radio stations in the New Bern radio market (which were sold on May 1, 2017) and (iii) WMJX-FM in Boston (which was sold on December 19, 2017). Station operating expenses were included for acquisitions or excluded for dispositions from January 1, 2017 through the acquisition or disposition date in 2017.

For the three months ended March 31, 2017, reflects station operating expenses from WBZ-FM in Boston (which was acquired on December 19, 2017), less station operating expenses from (i) WFNZ-AM in Charlotte (which was sold on January 6, 2017), (ii) radio stations in the New Bern radio market (which were sold on May 1, 2017) and (iii) WMJX-FM in Boston (which was sold on December 19, 2017). Station operating expenses were included for acquisitions or excluded for dispositions from January 1, 2017 through the acquisition or disposition date during the three months ended, March 31, 2017, or through March 31, 2017 if the acquisition or disposition occurred later in 2017.

For the three months ended March 31, 2018, reflects station operating expense adjustments from (i) radio stations in the New Bern radio market (which were sold on May 1, 2017) from January 1, 2018 through March 31, 2018 and (ii) WMJX-FM in Boston (which was sold on December 19, 2017) from January 1, 2018 through March 31, 2018.

(8)	The following table reconciles net income to Credit Agreement Adjusted EBITDA. See “Use of Non-GAAP Financial Measures” for more information.

	Year Ended December 31,			Three Months Ended March 31,
	2015	2016	2017	2017	2018
Net income (loss)	$6,362,322	$47,488,413	$87,131,169	$7,486,496	$(3,161,192)
Depreciation and amortization	3,834,992	6,232,572	6,133,812	1,502,837	1,546,734
	3,967,794	6,597,738	18,430,072	4,827,339	3,625,240
Income tax expense (benefit)	3,640,787	8,297,802	(48,228,290)	(414,858)	380,501

EBITDA	$17,805,895	$68,616,525	$63,466,763	$13,401,814	$2,391,283

Transaction expense	349,917	6,381,198	963,979	450,833	—
Other operating expenses	—	—	968,603	328,247	—
Change in fair value of contingent consideration	—	(1,266,394)	(10,053,754)	(7,533,292)	4,415,925
Gain on dispositions	—	—	(3,707,993)	—	—
Gain on exchange	—	—	(11,803,585)	269,456	—
Termination of postretirement benefits plan	—	—	(1,812,448)	—	—
Gain on merger	—	(44,281,066)	—	—	—
Impairment loss	3,520,933	—	—	—	—
Loss on modification of long-term debt	558,856	769,819	3,954,035	—	—
Other income (expense), net	881,938	564,230	450,707	356,198	448,901

Adjusted EBITDA	$21,353,663	$29,655,852	$41,524,893	$6,560,860	$6,358,307

Pro forma net revenue for acquisitions and dispositions(a)	(3,148)	123,043,730	18,430,679	3,357,448	73,607
Pro forma station operating expenses for acquisitions and dispositions(b)	(134,811)	(103,941,130)	(14,714,288)	(2,539,863)	(99,995)
GMI synergies/pension adjustments(c)	—	5,613,769	—	—	—
Stock-based compensation	1,112,891	809,371	1,745,134	197,739	617,772
Other adjustments (including trade)(d)	184,259	(168,308)	16,996	(60,122)	(66,737)
Tax add back	1,003,879	1,562,660	1,371,148	329,903	377,523
Other expenses (corporate pro forma)(e)	190,391	(453,621)	—	—	(1,001,647)
Format change addback(f)	—	3,338,067	1,759,508	983,713	521,274
Severance addback	—	3,179,080	1,977,584	—	(119,635)

Credit Agreement Adjusted EBITDA	$23,707,124	$62,639,470	$52,111,654	$8,829,678	$6,660,469

(a)	See note (a) to the reconciliation of net income (loss) to pro forma SOI for a description of this adjustment.
(b)	See note (b) to the reconciliation of net income (loss) to pro forma SOI for a description of this adjustment.
(c)

Represents pro forma adjustments in respect of cost savings, operating expense reductions and synergies in connection with the Greater Media transaction, as well as a valuation correction in conjunction with a pension plan that was excluded from Credit Agreement Adjusted EBITDA as a non-operating item.

(d)	Represents deferred or non-cash expenses relating to trade.
(e)

For the year ended December 31, 2015, represents positive adjustments to non-operating expenses previously included in net income. For the year ended December 31, 2016, represents prior year expense adjustments, one-time expenses related to the acquisition of Greater Media, non-operating expenses offset by an increase in Greater Media corporate employees on a pro forma basis and a non-operating pension adjustment. For the three months ended March 31, 2018, represents an adjustment for pension plan benefit previously included in net income.

(f)	Represents losses and charges incurred in connection with the reformatting of two of our stations.

(9)	The following table reconciles net income to free cash flow. See “Use of Non-GAAP Financial Measures” for more information.

	Year Ended December 31,			Three Months Ended March 31,
	2015	2016	2017	2017	2018
Net income (loss)	$6,362,322	$47,488,413	$87,131,169	$7,486,496	$(3,161,192)
Non-cash stock based compensation	1,112,891	809,371	1,745,134	197,739	617,772
Transaction expenses	349,917	6,381,198	963,979	450,833	—
Other operating expenses	—	—	968,603	328,247	—
Depreciation and amortization	3,834,992	6,232,572	6,133,812	1,502,837	1,546,734
Change in fair value of contingent consideration	—	(1,266,394)	(10,053,754)	(7,533,292)	4,415,925
Gain on dispositions	—	—	(3,707,993)	—	—
Impairment loss	3,520,933				—
Gain on exchange	—	—	(11,803,585)	269,456	—
Termination of postretirement benefits plan	—	—	(1,812,448)	—	—
Gain or merger	—	(44,281,066)	—	—
Loss of modification of long-term debt	558,856	769,819	3,954,035	—	—
Other income (expense), net	(881,938)	(564,230)	(450,707)	(356,198)	(448,901)
Income tax expense (benefit)	3,640,787	8,297,802	(48,228,290)	(414,858)	380,501
Amortization of loan fees	339,924	670,369	2,150,450	546,808	470,376
Interest income	61,319	32,639	127,270	21,263	31,483
Current income tax expense	(1,850,676)	(1,053,857)	(289,563)	(13,734)	(5,297)
Capital expenditures	(2,129,084)	(2,940,757)	(4,192,614)	(999,587)	(1,173,496)

Free cash flow	$14,920,243	$20,575,879	$22,635,498	$1,486,010	$2,673,905

RISK FACTORS

An investment in our Class A common stock involves risks. You should carefully consider all of the information contained or incorporated by reference in this prospectus supplement before deciding whether to invest in our Class A common stock. In particular, you should carefully consider the risks and uncertainties described below as well as those described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement and before the termination of this offering. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Class A Common Stock and this Offering

The trading price of our Class A common stock may be volatile or may decline regardless of our operating performance and you may not be able to resell your shares at or above the offering price.

The market price of our Class A common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	quarterly variations in our operating results compared to market expectations;

•	changes in, or failure to meet, earnings estimates or recommendations by research analysts who track our common shares or the stock of other companies in our industry;

•	adverse publicity about us, the industries we participate in or individual scandals;

•	announcements of new offerings by us or our competitors;

•	stock price performance of our competitors;

•	the limited trading market for our Class A common stock;

•	the failure of research analysts to cover our Class A common stock;

•	fluctuations in stock market prices and volumes;

•	default on our indebtedness;

•	actions by competitors;

•	changes in senior management or key personnel;

•	changes in financial estimates by securities analysts;

•	negative earnings or other announcements by us or other companies in our industry;

•	downgrades in our credit ratings or the credit ratings of our competitors;

•	incurrence of indebtedness or issuances of capital stock;

•	our ability to consummate acquisitions and successfully integrate and operate acquired businesses;

•	the potential adverse impact of recent U.S. tax legislation on our financial condition, results of operations and cash flows;

•	global economic, legal and regulatory factors unrelated to our performance;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	the risk that our FCC broadcasting licenses and/or goodwill could become impaired;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute its programming;

•	disruptions or security breaches of our information technology infrastructure; and

•	actions by the FCC or legislation affecting the radio industry.

Volatility in the market price of our common stock may prevent investors from being able to sell their Class A common stock at or above the offering price.

As a result, you may suffer a loss on your investment. In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies in our industry. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

There may not be an active market for our Class A common stock, making it difficult for you to sell your stock.

Historically, our stock has not been actively traded, and it may not be actively traded in the future. An illiquid market for our stock may result in price volatility and poor execution of buy and sell orders for investors. Our stock price and trading volume have fluctuated widely for a number of reasons, including some reasons that may be unrelated to our business or results of operations. This market volatility could depress the price of our Class A common stock without regard to our operating performance. In addition, our operating results may be below expectations of public market analysts and investors. If this were to occur, the market price of our Class A common stock could decrease, perhaps significantly.

Our share price may decline due to the large number of shares eligible for future sale.

The market price of our Class A common stock could decline as a result of sales of a large number of shares of Class A common stock in the market after this offering or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Shares of common stock held by our executive officers, directors and certain other holders of our Class A common stock are subject to lock-up agreements that restrict their ability to transfer shares of our Class A common stock to sell or transfer any of our Class A common stock or securities convertible into, exchangeable for, exercisable for or repayable with our Class A common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of the representative for the underwriters, subject to customary exceptions. See “Underwriting—No Sales of Similar Securities” for more information. After this period, shares of our Class A common stock held by such executive officers, directors and other holders will become freely transferable, subject to the restrictions under the Securities Act. Stockholders who are subject to any of the lock-up agreements described above may be permitted to sell shares prior to the expiration of the applicable lock-up agreement in certain circumstances, including as the result of the waiver or termination of such lock-up agreement.

As of July 9, 2018, subject to the restrictions under the Securities Act and under the lock-up agreements described above, the 16,662,743 shares of our Class A common stock issuable upon conversion of outstanding Class B common stock are eligible for sale.

In connection with the Merger, we entered into a registration rights agreement pursuant to which we registered 5,422,993 shares of our Class A common stock issued pursuant to the Merger Agreement to the former stockholders of Greater Media. Of those registered shares, 4,084,834 remain available for sale and 3,126,147 are being offered pursuant to this prospectus supplement (3,595,069 if the underwriters exercise in full their option to purchase additional shares).

While we currently pay a quarterly cash dividend to our stockholders, we may change our dividend policy at any time and we may not continue to declare cash dividends.

Although we currently pay a quarterly cash dividend to our stockholders, we have no obligation to do so, and our dividend policy may change at any time. Returns on stockholders’ investments will primarily depend on the appreciation, if any, in the price of our Class A common stock. The amount and timing of dividends, if any, are subject to capital availability and periodic determinations by our board of directors that cash dividends are in the best interest of our stockholders and are in compliance with all applicable laws and any other contractual agreements limiting our ability to pay dividends.

Under the credit agreement governing our revolving credit facility and term loan, we are restricted from paying cash dividends in certain circumstances, and we expect these restrictions to continue in the future. Our ability to pay dividends may also be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of ours or of our subsidiaries. Future dividends, including their timing and amount, may be affected by, among other factors: general economic and business conditions; our financial condition and operating results; our available cash and current anticipated cash needs; capital requirements; contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders; and such other factors as our board of directors may deem relevant.

Our dividend payments may change from time to time, and we may not continue to declare dividends in any particular amounts or at all. The reduction in or elimination of our dividend payments could have a negative effect on our stock price.

If securities analysts do not publish research or reports about our business or if they downgrade our Company or our sector, the price of our Class A common stock could decline.

The trading market for our Class A common stock depends in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrades our Company or our industry, or the stock of any of our competitors, the price of our Class A common stock could decline. If one or more of these analysts ceases coverage of our Company, we could lose visibility in the market, which in turn could cause the price of our Class A common stock to decline.

If we raise additional capital through the issuance of new Class A common stock at a price lower than the offering price, you will incur dilution.

If we raise additional capital through the issuance of new Class A common stock at a lower price than the offering price, you will be subject to dilution, which could cause you to lose all or a portion of your investment. If we are unable to access the public markets in the future, or if our performance or prospects decrease, we may need to consummate a private placement or public offering of our Class A common stock at a lower price than the offering price.

We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our Class A common stock, which could depress the price of our Class A common stock.

Our amended and restated certificate of incorporation authorizes us to issue one or more series of preferred stock. Our board of directors has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our Class A common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discourage bids for our Class A common stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our Class A common stock.

Our Chairman of the Board controls Beasley Broadcast Group, Inc. and members of his immediate family own a substantial equity interest in Beasley Broadcast Group, Inc. Their interests may conflict with yours.

George G. Beasley is generally able to control the vote on all matters submitted to a vote of stockholders. Without the approval of Mr. Beasley, we will be unable to consummate transactions involving an actual or potential change in control, including transactions in which you might otherwise receive a premium for your shares over then current market prices. As of July 9, 2018, shares of our Class A and Class B common stock that Mr. Beasley beneficially owns represent 60.9% of the total voting power of all classes of our common stock. Members of his immediate family also own significant amounts of Class B common stock. Mr. Beasley will be able to direct our management and policies, except with respect to those matters requiring a class vote under the provisions of our amended certificate of incorporation, third amended and restated bylaws or applicable law.

Historically, we have entered into certain transactions with George G. Beasley, members of his immediate family and affiliated entities that may conflict with the interests of our stockholders now or in the future. See “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operation—Related Party Transactions” and Note 15 to the accompanying financial statements in our most recent Annual Report on Form 10-K.

Future sales by George G. Beasley or members of his family of our Class A common stock could adversely affect its market price.

George G. Beasley and members of his family beneficially own the majority of all outstanding shares of Class B common stock, which is convertible to Class A common stock on a one-for-one basis. The market for our Class A common stock could change substantially if George G. Beasley and members of his family convert their shares of Class B common stock to shares of Class A common stock and then sell large amounts of shares of Class A common stock in the public market.

These sales, or the possibility that these sales may occur, could make it more difficult for us to raise capital by selling equity or equity-related securities in the future.

Future sales of our Class A common stock by the former stockholders of Greater Media could adversely affect its market price.

In connection with the Merger, after post-closing adjustments, we issued 4,084,834 shares of Class A common stock to the former stockholders of Greater Media. As of July 9, 2018, the former stockholders of Greater Media own approximately 14.9% of the outstanding shares of our common stock and approximately 37.7% of the outstanding shares of our Class A common stock. After giving effect to this offering, including the sale of 3,126,147 shares being offered by the selling stockholders pursuant to this prospectus supplement (3,595,069 if the underwriters exercise in full their option to purchase additional shares), the former stockholders of Greater Media will own approximately 3.3% of the outstanding shares of our common stock and approximately 7.9% of the outstanding shares of our Class A common stock (or approximately 1.7% of the outstanding shares of our common stock and approximately 4.0% of the outstanding shares of our Class A common stock if the underwriters exercise in full their option to purchase additional shares).

These sales, or the possibility that these sales may occur, could make it more difficult for us to raise capital by selling equity or equity-related securities in the future.

The difficulties associated with any attempt to gain control of our Company may adversely affect the price of our Class A common stock.

Due to his large holdings of our common stock, George G. Beasley and members of his family control whether any change of control of the Company will occur. Moreover, some provisions of our amended certificate of incorporation, fourth amended and restated bylaws and Delaware law could make it more difficult for a third party to acquire control of us, even if a change of control could be beneficial to you. In addition, the Communications Act of 1934, as amended, and FCC rules and policies limit the number of stations that one individual or entity can own, directly or by attribution, in a market. FCC approval for transfers of control of FCC licensees and assignments of FCC licenses are also required. Because of the limitations and restrictions imposed on us by these provisions and regulations, the trading price of our Class A common stock may be adversely affected.

USE OF PROCEEDS

We estimate that, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, we will receive approximately $        million of net proceeds from this offering, or $        million if the underwriters exercise in full their option to purchase additional shares of Class A common stock from us.

We intend to use the net proceeds we receive from this offering for general corporate purposes, which may include, among other things, working capital, capital expenditures, debt repayment or refinancing or the financing of possible future acquisitions.

While we have identified the expected uses for the net proceeds from this offering, we have not fully determined the specific amounts we plan to spend on any of the particular uses listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders.

DIVIDEND POLICY

We intend to continue to pay quarterly cash dividends on our Class A and Class B common stock. We paid quarterly cash dividends in an aggregate annual amount of $4.1 million in 2016 and $5.1 million in 2017. We paid cash dividends of $1.3 million during the three months ended March 31, 2018, $1.4 million during the three months ended June 30, 2018 and $1.4 million on July 6, 2018. The declaration and payment of any future dividends will be at the sole discretion of our board of directors and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our board of directors deems relevant.

In addition, the credit agreement governing our revolving credit facility and term loan restricts our ability to pay cash dividends to holders of our common stock. For more details, see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which is incorporated by reference in this prospectus supplement.

MARKET PRICE OF OUR CLASS A COMMON STOCK

Our Class A common stock is listed on the Nasdaq Global Market under the symbol “BBGI.” The following table sets forth, for each of the quarterly periods indicated, the high and low intraday sales prices for our Class A common stock.

	High	Low
Year ended December 31, 2015
First Quarter	$5.54	$4.79
Second Quarter	5.18	4.23
Third Quarter	5.00	3.80
Fourth Quarter	4.47	2.75
Year ended December 31, 2016
First Quarter	$4.01	$3.05
Second Quarter	5.00	3.64
Third Quarter	6.05	4.19
Fourth Quarter	7.70	4.75
Year ended December 31, 2017
First Quarter	$14.25	$5.70
Second Quarter	18.19	8.15
Third Quarter	12.25	8.55
Fourth Quarter	14.40	8.83
Year ending December 31, 2018
First Quarter	$14.10	$9.90
Second Quarter	12.32	9.70
Third Quarter (through July 20, 2018)	12.00	10.15

On July 20, 2018, the last reported sale price of shares of our Class A common stock was $10.60 per share. As of July 9, 2018, there were approximately 119 shareholders of record of our Class A common stock. A substantially greater number of holders of shares of our common stock are “street name” or beneficial holders, where shares are held of record by banks, brokers and other financial institutions.

SELLING STOCKHOLDERS

The following table sets forth certain information regarding the current beneficial ownership of our Class A common stock by each selling stockholder, the number of shares that are being offered by each selling stockholder pursuant to this prospectus supplement and the beneficial ownership of our Class A common stock by each selling stockholder after completion of this offering.

The number of shares and percentages of beneficial ownership set forth below are based on 10,844,488 shares of our Class A common stock issued and outstanding as of July 9, 2018 and 12,149,488 shares of our Class A common stock issued and outstanding upon consummation of this offering (12,344,488 shares of Class A common stock if the underwriters exercise in full their option to purchase additional shares). Beneficial ownership is determined in accordance with Rule 13d-3(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) and includes voting or investment power with respect to our securities.

The information in the table below with respect to each selling stockholder has been obtained from such selling stockholder. When we refer to the “selling stockholders” in this prospectus supplement, we mean the selling stockholders listed in the table below, as well as their respective pledgees, donees, assignees, transferees and successors and others who may hold any of such selling stockholder’s interest. The business address for each of the selling stockholders is c/o Carter Ledyard & Milburn LLP, Two Wall Street, New York, NY 10005.

Name of Selling Stockholders	Shares Beneficially Owned Prior to the Offering		Assuming No Exercise of the Underwriters’ Option to Purchase Additional Shares			Assuming Full Exercise of the Underwriters’ Option to Purchase Additional Shares
			Shares to be Sold in this Offering	Shares Beneficially Owned After the Offering		Shares to be Sold in this Offering	Shares Beneficially Owned After the Offering
	Number	Percent		Number	Percent		Number	Percent
Cristina Bordes 2009 Gift Trust(1)	489,762	4.5%	489,762	0	—	489,762	0	—
Peter A. Bordes Marital Trust(2)	171,361	1.6%	171,361	0	—	171,361	0	—
Lee Bordes 2015 GRAT #7(3)	70,851	*	70,851	0	—	70,851	0	—
Lee Bordes 2017 GRAT #1(4)	966,954	8.9%	732,493	234,461	1.9%	966,954	0	—
Lee Bordes 2017 GRAT #2(5)	966,954	8.9%	732,493	234,461	1.9%	966,954	0	—
Stephanie Bordes 2009 Gift Trust(6)	439,425	4.1%	439,425	0	—	439,425	0	—
Stephen Bordes 2009 Gift Trust(7)	489,762	4.5%	489,762	0	—	489,762	0	—

*	Denotes less than 1.0% of beneficial ownership.
(1)	Cristina Bordes and Stephen F. Lappert are the trustees and have the shared power to vote and dispose of the shares of Class A common stock held by the Cristina Bordes 2009 Gift Trust. Each trustee may be deemed to share beneficial ownership of the shares shown as beneficially owned by the trust, and such persons expressly disclaim such beneficial ownership.
(2)	Peter A. Bordes, Jr., Cristina Bordes, Stephanie L. Bordes, Stephen M. Bordes and Stephen F. Lappert are the trustees and have the shared power to vote and dispose of the shares of Class A common stock held by the Peter A. Bordes Martial Trust. Each trustee may be deemed to share beneficial ownership of the shares shown as beneficially owned by the trust, and such persons expressly disclaim such beneficial ownership.
(3)	Cristina Bordes and Stephen F. Lappert are the trustees and have the shared power to vote and dispose of the shares of Class A common stock held by the Lee Bordes 2015 GRAT #7. Each trustee may be deemed to share beneficial ownership of the shares shown as beneficially owned by the trust, and such persons expressly disclaim such beneficial ownership.

(4)	Cristina Bordes and Stephen F. Lappert are the trustees and have the shared power to vote and dispose of the shares of Class A common stock held by the Lee Bordes 2017 GRAT #1. Each trustee may be deemed to share beneficial ownership of the shares shown as beneficially owned by the trust, and such persons expressly disclaim such beneficial ownership.
(5)	Cristina Bordes and Stephen F. Lappert are the trustees and have the shared power to vote and dispose of the shares of Class A common stock held by the Lee Bordes 2017 GRAT #2. Each trustee may be deemed to share beneficial ownership of the shares shown as beneficially owned by the trust, and such persons expressly disclaim such beneficial ownership.
(6)	Stephanie L. Bordes and Stephen F. Lappert are the trustees and have the shared power to vote and dispose of the shares of Class A common stock held by the Stephanie Bordes 2009 Gift Trust. Each trustee may be deemed to share beneficial ownership of the shares shown as beneficially owned by the trust, and such persons expressly disclaim such beneficial ownership.
(7)	Stephen M. Bordes and Stephen F. Lappert are the trustees and have the shared power to vote and dispose of the shares of Class A common stock held by the Stephen Bordes 2009 Gift Trust. Each trustee may be deemed to share beneficial ownership of the shares shown as beneficially owned by the trust, and such persons expressly disclaim such beneficial ownership.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A common stock issued or acquired pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of such entity or arrangement and an owner in such entity or arrangement will depend on the status of the owner, the activities of such entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes holding our Class A common stock and the owners in such entities or arrangements should consult their own tax advisors regarding the U.S. federal income tax consequences to them of purchasing, owning and disposing of our Class A common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we intend to continue to pay quarterly cash dividends on our Class A and Class B common stock. If we make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Class A common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to the applicable withholding agent a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates. A Non-U.S. Holder that is or is treated as a corporation for U.S.

federal income tax purposes also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Class A common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain derived from the sale or other taxable disposition, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Class A common stock will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually or constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

Prospective investors should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

UNDERWRITING

Guggenheim Securities, LLC is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement among us, the selling stockholders and the underwriters, we and the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us and the selling stockholders, the number of shares of Class A common stock set forth opposite its name below.

Underwriter	Number of Shares
Guggenheim Securities, LLC
Stephens Inc.

Total	4,431,147

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares subject to their acceptance of the shares of Class A common stock from us and the selling stockholders, and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts; Expenses

The underwriters have advised us and the selling stockholders that they propose initially to offer the shares to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at that price less a concession not in excess of $        per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us and the selling stockholder. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our Class A common stock from us and the selling stockholder, as applicable.

	Per Share	Total
Company		Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

	Per Share	Total
Selling Stockholders		Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to the selling stockholders	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $500,000, which includes certain expenses incurred by the underwriters and the selling stockholders in connection with this offering that will be reimbursed by us. We have agreed to reimburse the underwriters for certain expenses incurred by them in connection with this offering, which are currently estimated to be $        . We have also agreed, pursuant to the registration rights agreement with the selling stockholders, to reimburse the selling stockholders for certain of their expenses in connection with this offering.

Option to Purchase Additional Shares

We and the selling stockholders have granted the underwriters an option to purchase up to an additional 663,922 shares of Class A common stock at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

In connection with this offering, we, each selling stockholder, certain other of our stockholders, and our directors and officers have agreed with the underwriters that, subject to certain exceptions, without the prior written consent of Guggenheim Securities, LLC on behalf of the underwriters, we and they will not, for the period ending 90 days after the date of this prospectus supplement (the “restricted period”) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A common stock or any other securities convertible into or exercisable or exchangeable for Class A common stock; enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our Class A common stock, whether any such transaction is to be settled by delivery of Class A common stock or such other securities, in cash or otherwise. The underwriters may, in their sole discretion, permit the sale of these shares of Class A common stock or any other securities convertible into or exercisable or exchangeable for Class A common stock during the restricted period in whole or in part and at any time, with or without notice.

With respect to us, the restrictions described above do not apply to:

(a) the sale of the shares of Class A common stock to the underwriters pursuant to this offering;

(b) the exercise of an option or warrant, the vesting of restricted stock units or the conversion or exchange of a security outstanding on the date hereof;

(c) pursuant to the stock-based compensation plans of Beasley and our subsidiaries;

(d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of shares of our Class A common stock during the 90-day restricted period and the establishment of such plan does not require or otherwise result in any public filing or other public announcement of such plan during the 90-day restricted period;

(e) shares of our Class A common stock or other securities issued in connection with a transaction with a third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets of not less than a majority or controlling portion of the equity of another entity, provided that (x) the aggregate number of shares of our Class A common stock that the we may sell or issue or agree to sell or issue shall not exceed 5% of the total number of shares of our Class A common stock issued and outstanding immediately following the completion of this offering and (y) each recipient of shares of our Class A common stock or securities convertible into or exercisable for our Class A common stock shall execute a lock-up agreement; and

(f) the filing of any registration statement on Form S-8 or a successor form thereto relating to the shares of our Class A common stock granted pursuant to or reserved for issuance under the stock-based compensation plans of Beasley and our subsidiaries referred to in clause (c).

Further, the foregoing lock-up provisions will not apply to the selling stockholders and our executive officers and directors with respect to:

(a) transfers made to the underwriters in connection with this offering;

(b) transfers made (i) as a bona fide gift or gifts, (ii) by will, other testamentary document or intestate succession, (iii) to family members, (iv) to a trust for the direct or indirect benefit of such person or one or more family members, (v) pursuant to a domestic order, divorce settlement, divorce decree, separation agreement or pursuant to an order of a court of competent jurisdiction enforcing such agreement, (vi) to a charitable trust, or (vii) to a legal entity wholly owned by such person and/or one of more family members;

(c) the surrender or forfeiture of shares of our Class A common stock to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards, where any Class A common stock received by such person upon any such exercise or vesting will be subject to the terms of the lock-up provisions;

(d) distributions of our Class A common stock to limited partners, members or stockholders or the beneficiary of such trust or to a revocable trust established by the beneficiary,

(e) transactions relating to our Class A common stock acquired in open market transactions after the closing of this offering, and

(f) the transfer of shares of our Class A common stock or any security convertible into or exercisable or exchangeable for our Class A common stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Class A common stock involving a change of control of the Company that has been approved by our board of directors; provided that if such a transaction is not completed, the relevant Class A common stock shall remain subject to the terms of the lock-up provisions.

It is a condition to any transfer or distribution pursuant to clauses (b), (c), (d) or (e) that no public disclosure or announcement be required or made in connection with such transfer or distribution. It is a further condition to any transfer or distribution to clauses (b) or (d) that (x) any such transfer shall not involve a disposition for value and (y) each resulting transferee or donee enter into a similar lock-up agreement for remainder of the restricted period. In addition, the lock-up provision will not apply to the establishment of a 10b5-1 trading plan, provided that no transfers occur during the restricted period and no public filing or announcement is required or made in connection with such plan during the restricted period.

NASDAQ Global Market Listing

Our Class A common stock is listed on the Nasdaq Global Market under the symbol “BBGI.”

Price Stabilization and Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Class A common stock. However, the representative may engage in transactions that stabilize the price of the Class A common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our Class A common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option described above. The underwriters may close out any covered short position by either exercising their option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Class A common stock made by the underwriters in the open market prior to the closing of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The NASDAQ Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

Any underwriters who are qualified market makers on The NASDAQ Global Market may engage in passive market making transactions in the securities on The NASDAQ Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

We, the representative and each of our and the representative’s and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

MiFID II Product Governance

Any person offering, selling or recommending the shares (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the shares (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the shares of Class A common stock offered by this prospectus supplement will be passed upon for us by Latham & Watkins LLP, Washington, District of Columbia. Certain legal matters will be passed upon for the selling stockholders by Debevoise & Plimpton LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Proskauer Rose LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017 have been incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 in reliance on the report, including reference to the schedule, included in the Annual Report on Form 10-K, of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC under the Exchange Act. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus supplement and the accompanying prospectuses are part of registration statements that we filed with the SEC and do not contain all of the information in the registration statements. The full registration statements may be obtained from the SEC or us, as provided below. Copies of our Amended and Restated Certificate of Incorporation and our Fourth Amended and Restated Bylaws, which set forth the terms of our Class A common stock, are filed as exhibits to the registration statements or documents incorporated by reference in the registration statements. Statements in this prospectus supplement or the accompanying prospectuses about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectuses, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectuses to the extent that a statement contained in this prospectus supplement, the accompanying prospectuses or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement and the accompanying prospectuses incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 20, 2018.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2018.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 8, 2018.

•	Our Current Reports on Form 8-K filed with the SEC on January 25, 2018 and June 1, 2018.

•	The description of our Class A common stock contained in our registration statement on Form 8-A, filed with the SEC on January 31, 2000, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement and the accompanying prospectuses from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectuses by writing or telephoning us at the following address:

Beasley Broadcast Group, Inc.

3033 Riviera Drive

Suite 200

Naples, Florida 34103

(239) 263-5000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS

$250,000,000

Beasley Broadcast Group, Inc.

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $250,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See the “Risk Factors” on page 7 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Our Class A common stock is listed on the Nasdaq Global Market under the symbol “BBGI.” On June 25, 2018, the last reported sale price of our Class A common stock on the Nasdaq Global Market was $11.25 per share.

As of June 20, 2018, the aggregate market value of our outstanding Class A common stock held by non-affiliates was approximately $56.8 million based on 4,714,933 shares of Class A common stock held by non-affiliates and the last reported sale price of our Class A common stock on such date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Class A common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our Class A common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated July 11, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Beasley,” “we,” “our,” “us” and “the Company” in this prospectus, we mean Beasley Broadcast Group, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”). Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our principal executive offices are located at 3033 Riviera Drive, Suite 200, Naples, FL 34103 and our telephone number is (239) 263-5000. Our Internet address is www.bbgi.com. The information on our Internet website, however, is not, and should not be deemed to be, a part of this prospectus. Our website address is included as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 20, 2018.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2018.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 8, 2018.

•	Our Current Reports on Form 8-K filed with the SEC on January 25, 2018 and June 1, 2018.

•	The description of our Class A common stock contained in our registration statement on Form 8-A, filed with the SEC on January 31, 2000, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Beasley Broadcast Group, Inc.

3033 Riviera Drive

Suite 200

Naples, Florida 34103

(239) 263-5000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement contain certain “forward-looking statements” about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future, not past, events. All statements other than statements of historical fact included in this document are forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, contain words such as: “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “plans,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. Factors that could cause actual results or events to differ materially from these forward-looking statements include, but are not limited to, those discussed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as the following additional factors:

•	external economic forces that could have a material adverse impact on the Company’s advertising revenues and results of operations;

•	the ability of the Company’s radio stations to compete effectively in their respective markets for advertising revenues;

•	the ability of the Company to respond to changes in technology, standards and services that affect the radio industry;

•	audience acceptance of the Company’s content, particularly its radio programs;

•	the Company’s substantial debt levels and the potential effect of restrictive debt covenants on the Company’s operational flexibility and ability to pay dividends;

•	the Company’s dependence on federally issued licenses subject to extensive federal regulation;

•	the risk that the Company’s Federal Communications Commission (“FCC”) broadcasting licenses and/or goodwill could become impaired;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that the Company depends upon to distribute its programming;

•	disruptions or security breaches of the Company’s information technology infrastructure;

•	actions by the FCC or new legislation affecting the radio industry;

•	the loss of key personnel;

•	the fact that the Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company;

•	the effect of future sales of Class A common stock by the Beasley family or the former stockholders of Greater Media; and

•	other economic, business, competitive, and regulatory factors affecting the businesses of the Company, including those set forth in the Company’s filings with the SEC.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Additional risk factors that we may disclose in documents that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus prior to the completion of any offering could also cause actual results to differ materially from our expectations. We do not intend, and undertake no obligation, to update any forward-looking statement.

ABOUT THE COMPANY

We are a radio broadcasting company whose primary business is operating radio stations throughout the United States. We own and operate 63 radio stations in the following radio markets: Atlanta, GA, Augusta, GA, Boston, MA, Charlotte, NC, Detroit, MI, Fayetteville, NC, Fort Myers-Naples, FL, Las Vegas, NV, Middlesex, NJ, Monmouth, NJ, Morristown, NJ, Philadelphia, PA, Tampa-Saint Petersburg, FL, West Palm Beach-Boca Raton, FL, and Wilmington, DE.

We seek to secure and maintain a leadership position in the markets we serve by developing market-leading clusters of radio stations in each of our markets. We operate our radio stations in clusters to capture a variety of demographic listener groups, which we believe enhances our radio stations’ appeal to a wide range of advertisers. In addition, we have been able to achieve operating efficiencies by consolidating office and studio space where possible to minimize duplicative management positions and reduce overhead expenses. Current FCC rules and regulations do not permit us to add any more radio stations to our existing cluster in the Augusta, GA radio market.

On November 1, 2016 we completed the acquisition of Greater Media, Inc. (“Greater Media”), pursuant to the merger agreement, dated as of July 19, 2016 by and among the Company, Greater Media, Beasley Media Group 2, Inc., an indirect wholly-owned subsidiary of the Company (“Merger Sub”), and Peter A. Bordes, Jr., as the Stockholders’ Representative (the “Merger Agreement”). On the Closing Date, Merger Sub was merged with and into Greater Media, with Greater Media surviving the merger as an indirect wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company added 21 radio stations in the Boston, MA, Detroit, MI, Charlotte, NC (later divested), Middlesex, NJ, Monmouth, NJ, Morristown, NJ and Philadelphia, PA markets.

We filed our certificate of incorporation with the Secretary of State of Delaware on November 12, 1999.

Our principal executive offices are located at 3033 Riviera Drive, Suite 200, Naples, Florida 34103, and our telephone number is (239) 263-5000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The risks described in those documents are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, our financial results and the value of the securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our capital stock consists of:

•	225,000,000 authorized shares of common stock, $0.001 par value per share, which consists of (1) 150,000,000 shares of Class A common stock, of which 10,839,506 shares were outstanding as of May 1, 2018, and (2) 75,000,000 shares of Class B common stock, of which 16,662,743 shares were outstanding as of May 1, 2018; and

•	10,000,000 authorized shares of preferred stock, par value $0.001 per share, of which none are outstanding.

The following is a summary of the material provisions of our certificate of incorporation, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Class A Common Stock

The holders of Class A common stock are entitled to one vote for each share held on all matters voted upon by stockholders, including the election of directors and any proposed amendment to the certificate of incorporation. The holders of Class A common stock are entitled to vote as a class to elect two directors to the board of directors. The holders of Class A common stock will be entitled to such dividends as may be declared at the discretion of the board of directors out of funds legally available for that purpose. No dividend may be declared or paid in cash or property on any share of any class of common stock unless simultaneously the same dividend is declared or paid on each share of that and every other class of common stock, provided that, in the event of stock dividends, holders of a specific class of common stock shall be entitled to receive only additional shares of that class. The holders of Class A common stock will be entitled to share ratably with all other classes of common stock in the net assets of Beasley upon liquidation after payment or provision for all liabilities. The shares of Class A common stock are not convertible and are not subject to sinking fund or redemption provisions.

Our Class A common stock is listed on the Nasdaq Global Market under the symbol “BBGI.”

Class B Common Stock

All of our Class B common stock is owned by George G. Beasley, our Chairman, and members of his immediate family. As holders of Class B common stock, they are entitled to the same rights, privileges, benefits and notices as the holders of Class A common stock, except that they will be entitled to ten votes per share. Subject to any necessary approval of the FCC, all shares of Class B common stock may be converted at any time into a like number of shares of Class A common stock at the option of the holder. A Class B common stock holder may transfer shares of Class B common stock held by it only to Class B Permitted Transferees, and Class B Permitted Transferees may transfer shares of Class B common stock only to other Class B Permitted Transferees. If any shares of Class B common stock are transferred to any person or entity other than a Class B Permitted Transferee, such shares will automatically be converted into a like number of shares of Class A common stock. Class B Permitted Transferees include George G. Beasley and his lineal descendants, their respective estates, spouses, former spouses, parents or grandparents, or lineal descendants thereof, and certain trusts and other entities for the benefit of, or beneficially owned by, these persons. The shares of Class B common stock are not subject to sinking fund or redemption provisions.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. Our board of directors, in its sole discretion, may designate and issue one or more series of preferred stock from the authorized and unissued shares of preferred stock. Subject to limitations imposed by law or our certificate of incorporation, the board of directors is empowered to determine:

•	the designation of and the number of shares constituting a series of preferred stock;

•	the dividend rate, if any, for the series;

•	the terms and conditions of any voting and conversion rights for the series, if any;

•	the number of directors, if any, which the series shall be entitled to elect;

•	the amounts payable on the series upon our liquidation, dissolution or winding-up; and

•	the redemption prices and terms applicable to the series, if any.

Such rights, preferences, privileges and limitations of preferred stock could adversely affect the rights of holders of common stock. There are currently no shares of preferred stock outstanding.

Foreign Ownership

Beasley’s certificate of incorporation restricts the ownership, voting and transfer of our capital stock, including the Class A common stock, in accordance with the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, which prohibit the issuance of more than 25% of our outstanding capital stock, or more than 25% of the voting rights such stock represents, to or for the account of aliens, as defined by the FCC, or corporations otherwise subject to domination or control by aliens. Our certificate of incorporation prohibits any transfer of our capital stock that would cause a violation of this prohibition. The certificate of incorporation authorizes the board of directors to take action to enforce these prohibitions, including restricting the transfer of shares of capital stock to aliens and placing a legend restricting foreign ownership on the certificates representing the Class A common stock. In addition, our certificate of incorporation provides for the redemption of shares of our capital stock by action of the board of directors to the extent necessary to comply with alien ownership restrictions.

Limitations on Directors’ and Officers’ Liability

Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law, which specifies that a director of a company adopting such a provision will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for the liability for:

•	any breach of the director’s duty of loyalty to Beasley or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Beasley’s certificate of incorporation provides for mandatory indemnification of directors and officers and authorizes indemnification for employees and agents in such manner, under such circumstances and to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). The DGCL generally authorizes indemnification as to all expenses incurred or imposed as a result of actions, suits or proceedings if the indemnified parties act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Beasley. We believe these provisions are necessary and useful to attract and retain qualified persons as directors. Beasley maintains directors and officers insurance for the benefit of its directors and officers. There is no pending litigation or proceeding involving a director or officer as to which indemnification is being sought.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is our transfer agent and registrar.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and Wilmington Trust, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Beasley,” “we,” “our” or “us” refer to Beasley Broadcast Group, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2). The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1). We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2).

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4). No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7).

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. See “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV).

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than Beasley) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1).

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Beasley and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Beasley; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1).

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1). The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1).

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)). Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12).

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7).

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8).

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3). If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5).

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1).

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3).

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2). The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13).

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3).

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4).

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of Class A common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or Class A common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Beasley.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or Class A common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Class A common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Class A common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we, the trustee nor any agent of ours or the trustee will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Class A common stock will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Beasley Broadcast Group, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017 have been incorporated in this Prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 in reliance on the report, including reference to the schedule, included in the Annual Report on Form 10-K, of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

5,422,993 Shares

Beasley Broadcast Group, Inc.

Class A Common Stock

This prospectus relates to the resale of up to 5,422,993 shares of Class A common stock of Beasley Broadcast Group, Inc., by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the shares. We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders identified in this prospectus will pay underwriting discounts and commissions and any transfer taxes incurred for the sale of shares of our Class A common stock.

Our Class A common stock is listed on The NASDAQ Global Market under the symbol “BBGI”. On December 29, 2016, the closing sale price of our Class A common stock on The NASDAQ Global Market was $5.85 per share. You are urged to obtain current market quotations for our Class A common stock.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 30, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, to permit the holders named in the section entitled “Selling Stockholders” to resell shares of our Class A common stock in a registered offering, as described under “Plan of Distribution.” Under this shelf registration process, the selling stockholders from time to time may offer and sell shares of our common stock in one or more offerings or resales. This prospectus provides you with a general description of the shares of common stock the selling stockholders may offer. Under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling stockholders. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Beasley,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Beasley Broadcast Group, Inc. and its consolidated subsidiaries, unless otherwise specified.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, relating to our business, financial condition and other matters. Such reports and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of such information may be obtained by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains an internet website located at www.sec.gov, which contains reports, proxy statements and other information that we file with the SEC electronically via the EDGAR system.

Our principal executive offices are located at 3033 Riviera Drive, Suite 200, Naples, FL 34103 and our telephone number is (239) 263-5000. Our Internet address is www.bbgi.com. The information on our Internet website is not incorporated by reference in this prospectus, and you should not consider it to be a part of this document. Our website address is included as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016, filed with the SEC on May 11, 2016, August 5, 2016 and November 9, 2016, respectively.

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•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2016.

•	Our Definitive Information Statement on Schedule 14C, filed with the SEC on September 23, 2016.

•	Our Current Reports on Form 8-K filed with the SEC on March 18, 2016, May 27, 2016, July 20, 2016 (excluding Item 7.01 information and related exhibits), November 2, 2016 (excluding Item 2.02 information and related exhibit) and November 4, 2016.

•	The description of our Class A common stock contained in our registration statement on Form 8-A, filed with the SEC on January 31, 2000, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Beasley Broadcast Group, Inc.

3033 Riviera Drive

Suite 200

Naples, Florida 34103

(239) 263-5000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

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ABOUT THE COMPANY

We are a radio broadcasting company whose primary business is operating radio stations throughout the United States. Inclusive of announced divestitures, we own and operate 69 radio stations in the following radio markets: Atlanta, GA, Augusta, GA, Boston, MA, Charlotte, NC, Detroit, MI, Fayetteville, NC, Fort Myers-Naples, FL, Greenville-New Bern-Jacksonville, NC, Las Vegas, NV, Philadelphia, PA, Middlesex, NJ, Monmouth, NJ, Morristown, NJ, Tampa-Saint Petersburg, FL, West Palm Beach-Boca Raton, FL, and Wilmington, DE.

We seek to secure and maintain a leadership position in the markets we serve by developing market-leading clusters of radio stations in each of our markets. We operate our radio stations in clusters to capture a variety of demographic listener groups, which we believe enhances our radio stations’ appeal to a wide range of advertisers. In addition, we have been able to achieve operating efficiencies by consolidating office and studio space where possible to minimize duplicative management positions and reduce overhead expenses.

On November 1, 2016 we completed our merger with Greater Media, Inc. (“Greater Media”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated July 19, 2016, under which we acquired all of the issued and outstanding common stock of Greater Media for an aggregate purchase price of approximately $240 million, subject to a purchase price adjustment related to the sale of Greater Media’s tower assets and other customary post-closing purchase price adjustments and inclusive of the repayment of approximately $82 million of Greater Media’s outstanding debt and the payment of certain transaction expenses (the “Merger”). The proceeds paid to the stockholders of Greater Media in the Merger consisted of (i) approximately $94.4 million in cash and (ii) $25 million in shares of the Company’s Class A common stock, which is equal to 5,422,993 shares at a fixed value of $4.61 per share.

The selling stockholders listed in this prospectus are former stockholders of Greater Media that received shares of the Company’s Class A common stock as a result of the Merger. At the closing of the Merger, the Company entered into a Registration Rights Agreement with such stockholders and BFTW LLC (the “Registration Rights Agreement”), requiring the Company, not later than twenty days following the closing of the Merger, to file a shelf registration statement on Form S-3 with the SEC with respect to the resale of the shares of the Company’s Class A common stock received by such stockholders in the Merger. In addition, such stockholders are entitled to unlimited piggyback registration rights with respect to the registration of any equity securities of the Company, subject to certain limitations.

These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares held by such selling stockholders to be included in such offering. Subject to certain exceptions, the Company is generally required to bear all expenses of registration (other than underwriting discounts and commissions and certain travel expenses). The Registration Rights Agreement also places indemnity obligations on the Company, to indemnify the selling stockholders, under certain circumstances, and on the selling stockholders, to indemnify the Company under certain circumstances.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future, not past, events. All statements other than statements of historical fact included in this document are forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “plans,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions help identify forward-looking statements.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company and Greater Media undertake no obligation to update or revise any forward-looking statements.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. Factors that could cause actual results or events to differ materially from these forward-looking statements include, but are not limited to:

•	the ability to successfully combine the businesses of the Company and Greater Media and the ability to successfully integrate the stations acquired in the asset exchange with CBS Radio;

•	the ability of the Company to achieve the expected cost savings, synergies and other benefits from the acquisition of Greater Media and the asset exchange with CBS Radio within the expected time frames or at all;

•	the incurrence of significant transaction -related fees and costs in connection with the acquisition of Greater Media;

•	the incurrence of unexpected costs or liabilities relating to the integration of Greater Media and the stations acquired in the asset exchange with CBS Radio;

•	the risk that the acquisition of Greater Media may not be accretive to the Company’s current stockholders;

•	the risk that the acquisition of Greater Media may prevent the Company from acting on future opportunities to enhance stockholder value;

•	the impact of the issuance of the Merger Shares in connection with the acquisition of Greater Media;

•	the risk that any identifiable intangible assets recorded due to the acquisition of Greater Media could become impaired;

•	external economic forces that could have a material adverse impact on the Company’s advertising revenues and results of operations;

•	the ability of the Company’s radio stations to compete effectively in their respective markets for advertising revenues and respond to changes in technology, standards and services that affect the radio industry;

•	the Company’s substantial debt levels;

•	the loss of key personnel; and

•	other economic, business, competitive, and regulatory factors affecting the businesses of the Company and Greater Media generally, including those set forth in the Company’s filings with the SEC.

All written and oral forward-looking statements attributable to the Company or Greater Media or persons acting on behalf of the Company or Greater Media are expressly qualified in their entirety by such factors. For additional information with respect to these factors, please see the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 2 of this registration statement.

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RISK FACTORS

An investment in our Class A common stock involves significant risks. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our Class A common stock could decline due to any of these risks, and you may lose all or part of your investment. Before you make an investment decision regarding the securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in any updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks described in those documents are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, our financial results and the value of the securities.

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USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the holders named in the section entitled “Selling Stockholders” to resell shares of our Class A common stock in a registered offering, as described under “Plan of Distribution.” We will not receive any proceeds from the sale of these shares by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and transfer taxes incurred by the selling stockholders in disposing of their shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ Global Market listing fees, printing fees and fees and expenses of our counsel and our accountants.

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SELLING STOCKHOLDERS

We are registering the resale from time to time by the selling stockholders of up to 5,422,993 shares of our Class A common stock (collectively referred to as the “selling stockholders”) in one or more offerings. The selling stockholders acquired the shares of Class A common stock owned by them in connection with the Merger described above under the heading “About the Company.”

The following table sets forth certain information as of December 29, 2016 regarding the beneficial ownership of our Class A common stock by the selling stockholders named in the table below, who may offer, in the aggregate, up to 5,422,993 shares of our Class A common stock. We do not know if, when or in what amounts the selling stockholders may offer their shares for sale. The selling stockholders may sell some, all or none of the shares held by them. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of any shares of our Class A common stock currently held by the selling stockholders. Because the number of shares the selling stockholders may offer and sell is not presently known, we cannot estimate the number of shares that will continue to be held by the selling stockholders. This table, however, presents the maximum number of shares of Class A common stock that each selling stockholder may offer pursuant to this prospectus and the number of shares of Class A common stock, if any, that each selling stockholder would beneficially own after the sale of such maximum number of shares, assuming no acquisitions of additional shares of Class A common stock take place.

Beneficial ownership is determined in accordance with Rule 13d-3(d) of the Exchange Act and includes voting or investment power with respect to our securities.

	Shares Beneficially Owned Prior to the Offering		Shares Being Sold	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percent (1)		Number	Percent (1)
Cristina Bordes 2009 Gift Trust (2)	650,204.773	5.4%	650,204.773	0	0%
Lee Bordes 2013 GRAT #4 (3)	56,603.334	*	56,603.334	0	0%
Lee Bordes 2013 GRAT #5 (4)	103,547.006	*	103,547.006	0	0%
Lee Bordes 2014 GRAT #4 (5)	34,795.303	*	34,795.303	0	0%
Lee Bordes 2014 GRAT #6 (6)	127,089.047	1.0%	127,089.047	0	0%
Lee Bordes 2014 GRAT #7 (7)	210,750.259	1.7%	210,750.259	0	0%
Lee Bordes 2015 GRAT #1 (8)	68,944.826	*	68,944.826	0	0%
Lee Bordes 2015 GRAT #4 (9)	72,994.520	*	72,994.520	0	0%
Lee Bordes 2015 GRAT #5 (10)	224,387.232	1.9%	224,387.232	0	0%
Lee Bordes 2015 GRAT #6 (11)	282,065.588	2.3%	282,065.588	0	0%
Lee Bordes 2015 GRAT #7 (12)	310,537.177	2.6%	310,537.177	0	0%
Lee Bordes 2016 GRAT #2 (13)	102,064.972	*	102,064.972	0	0%
Lee Bordes 2016 GRAT #3 (14)	98,583.503	*	98,583.503	0	0%
Lee Bordes Revocable Trust (15)	969,140.812	8.0%	969,140.812	0	0%
Peter A. Bordes Marital Trust (16)	227,497.810	1.9%	227,497.810	0	0%
Peter A. Bordes, Jr. 2009 Gift Trust (17)	650,204.773	5.4%	650,204.773	0	0%
Stephanie Bordes 2009 Gift Trust (18)	583,377.292	4.8%	583,377.292	0	0%
Stephen Bordes 2009 Gift Trust (19)	650,204.773	5.4%	650,204.773	0	0%

Total (20)	5,422,993.0	44.8%	5,422,993.0	0	0%

*	Denotes less than 1.0% of beneficial ownership.
(1)	Applicable percentage ownership is based on 12,112,142 shares of Class A common stock outstanding as of December 29, 2016, together with securities exercisable or convertible into shares of Class A common stock within 60 days of such date.
(2)

Includes 104,032.778 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership.

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All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees of the trust and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(3)	Includes 9,056.535 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(4)	Includes 16,567.523 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(5)	Includes 5,567.249 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(6)	Includes 20,334.250 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(7)	Includes 33,720.046 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(8)	Includes 11,031.174 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(9)

Includes 11,679.125 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that

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are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(10)	Includes 35,901.962 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(11)	Includes 45,130.500 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(12)	Includes 49,685.955 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(13)	Includes 16,330.398 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(14)	Includes 15,773.363 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(15)	Includes 155,062.551 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Voting and investment decisions for the trust are made by its trustees, acting by majority vote. Peter A. Bordes, Jr., Cristina Bordes, Stephanie L. Bordes, Stephen M. Bordes and JPMorgan Chase Bank, N.A. currently serve as trustees. Each of the trustees disclaims beneficial ownership of the shares held by the trust.
(16)	Includes 36,399.655 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Voting and investment decisions for the trust are made by its trustees, acting by majority vote. Peter A. Bordes, Jr., Cristina Bordes, Stephanie L. Bordes, Stephen M. Bordes and Stephen F. Lappert currently serve as trustees. Each of the trustees disclaims beneficial ownership of the shares held by the trust.

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(17)	Includes 104,032.778 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Peter A. Bordes, Jr. and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(18)	Includes 93,340.380 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Stephanie Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(19)	Includes 104,032.778 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Stephen Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(20)	Includes an aggregate of 867,679 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the selling stockholders do not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the selling stockholders in accordance with the purchase price adjustment provisions of the Merger Agreement.

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PLAN OF DISTRIBUTION

The selling stockholders may sell our Class A common stock from time to time in any of the ways described below or in any combination thereof:

•	to or through underwriters or dealers;

•	through one or more agents;

•	in “at the market” to or through market makers or into an existing market for the securities;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	by pledge to secure debts and other obligations;

•	directly to purchasers or to a single purchaser; or

•	any other method permitted pursuant to applicable law.

The distribution of our Class A common stock by the selling stockholders may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the New York Stock Exchange;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise (including the issuance by the applicable selling stockholder of derivative securities);

•	through the settlement of short sales; or

•	any combination of the foregoing.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:

•	the name or names of the selling stockholders and the amounts to be sold by them;

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriter compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed, reallowed or paid to dealers.

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Offers to purchase the Class A common stock being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the Class A common stock from time to time. Any agent involved in the offer or sale of our Class A common stock will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the Class A common stock being offered by this prospectus, the Class A common stock will be sold to the dealer, as principal. The dealer may then resell the Class A common stock to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the Class A common stock being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the Class A common stock to the public. In connection with the sale of the Class A common stock, the selling stockholders, or the purchasers of Class A common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the Class A common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the Class A common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement, if required. Underwriters, dealers and agents participating in the distribution of the Class A common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Class A common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The selling stockholders may sell shares of the Class A common stock directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Class A common stock by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Class A common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

We are not aware of any plans, arrangements or understandings between any of the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of shares of our Class A common stock by the selling

13

stockholders. We cannot assure you that the selling stockholders will sell any or all of the shares of our Class A common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares of our Class A common stock by other means not described in this prospectus. Moreover, shares of Class A common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

A selling stockholder which is an entity may elect to make a pro rata in-kind distribution of the shares of our Class A common stock to its members, partners or shareholders. In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the Class A common stock acquired in the distribution. A selling stockholder which is an individual may make gifts of shares of our Class A common stock covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

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LEGAL MATTERS

On behalf of the Company, Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the Class A common stock offered hereby. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015 have been incorporated in this Prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 in reliance on the report, including reference to the schedule, included in the Annual Report on Form 10-K, of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Greater Media as of and for the years ended December 31, 2014 and 2015 have been incorporated in this Prospectus by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2016 in reliance on the report of WithumSmith+Brown, PC, Independent Accountants, given on the authority of said firm as experts in auditing and accounting.

15

4,431,147 Shares

Beasley Broadcast Group, Inc.

Class A Common Stock

Prospectus Supplement

Sole Book-Running Manager

Guggenheim Securities

Lead Manager

Stephens Inc.

                    , 2018